Exhibit 23.1

Consent of Independent Auditors

We consent to the use in this Amendment No. 1 to Registration Statement on Form 10 of Centennial Growth Equities, Inc. of our report dated December 2020, relating to the financial statements of Centennial Growth Equities, Inc., appearing in this Amendment No. 1 to Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Pinnacle Accountancy Group of Utah
Pinnacle Accountancy Group of Utah

Farmington, Utah
January 20, 2021